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                                                                  Exhibit (d)(3)

                             STRATOS LIGHTWAVE, INC.
                          STOCK OPTION AWARD AGREEMENT

         This agreement dated as of ___________ (Award Agreement), is entered into by and between Stratos Lightwave, Inc., a Delaware corporation (the Company), and ____________ (the Optionee). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them by the Stratos Lightwave, Inc. 2000 Stock Plan (the Plan).

         1. General. The purpose of the Plan is to attract, retain and reward employees, to increase stock ownership and identification with the Company's interests, and to provide incentive for remaining with and enhancing the value of the Company over the long-term. The options evidenced by this Award Agreement (Options) are nonqualified options granted as of ______________ (Award Date) pursuant to and subject to all of the provisions of the Plan applicable to Options granted pursuant to Article 6 of the Plan, which provisions are, unless otherwise provided herein, incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms necessary or appropriate to the grant hereof having been made. A copy of the Plan is on file in the offices of the Company.

         2. Grant. The Company hereby grants to the Optionee Options to purchase a total of ______ shares of Common Stock of the Company, exercisable as provided in the vesting schedule set forth in Section 5 below at $______ per share. These Options shall terminate in accordance with Section 6.01 of the Plan, but generally immediately upon termination for Cause, three months after the Optionee's termination of employment for other than Cause, 12 months after the Optionee's death or total disability, or 10 years from the Award Date.

         3.       Exercise.

         (a) Restrictions on Exercise. Notwithstanding anything herein to the contrary, the Options granted hereunder may not be exercised, either in whole or in part, until a registration statement (Form S-8) under the Securities Act of 1933 is in effect with respect to the Plan and the Common Stock issued in connection with Awards under the Plan.

         (b) Exercise Procedure. In order to exercise the Options granted hereunder, the Optionee must give written notice thereof to the Committee, as designated under the Plan, at the Company's corporate headquarters in Chicago, Illinois, in a form approved by the Committee, specifying the number of shares of Common Stock being purchased. Such notice must be accompanied by payment of the Option Price for the share or shares being purchased and this Award Agreement so that appropriate notation can be made thereon to reflect such exercise. Such payment shall be by cash or check payable to the order of the Company, in an amount equal to the Option Price of the shares of Common Stock being purchased; provided, however, that in the discretion of the Committee all or a portion of the Option Price for the share or shares of Common Stock being purchased may also or alternatively be paid by the delivery of shares of Common Stock, the aggregate

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                  Fair Market Value of which is equal to the portion of such
                  Option Price being paid by the delivery of shares of Common Stock. Shares of Common Stock which may be used for payment shall include shares which were received by the Optionee upon the exercise of one or more Options and shares which the Optionee directs the Company to withhold, for the purpose of paying the Option Price, from shares which the Optionee would have received upon the exercise of one or more Options.

         4. No Other Rights. Nothing herein contained shall confer on the Optionee any right with respect to continuation of employment by the Company or its Subsidiaries or Affiliates, or interfere with the right of the Company or its Subsidiaries or Affiliates to terminate at any time the employment of the Optionee, or, except as to shares of Common Stock actually delivered, confer any rights as stockholder upon the holder hereof.

         5. Vesting. Subject to Section 6 hereof and the provisions of the Plan, the Options granted hereunder will become exercisable by the Optionee in accordance with the following vesting schedule if the Optionee continues to be employed by the Company (or a Subsidiary or Affiliate thereof) until the specified periods have elapsed from the Award Date of the Options:

                    Number of Months
                    ----------------
                    Since Award Date          Vested Percentage
                    ----------------          -----------------
                  Fewer than 12 months               0.0%
                       12 months                    25.00%
                       15 months                    31.25%
                       18 months                    37.50%
                       21 months                    43.75%
                       24 months                    50.00%
                       27 months                    56.25%
                       30 months                    62.50%
                       33 months                    68.75%
                       36 months                    75.00%
                       39 months                    81.25%
                       42 months                    87.50%
                       45 months                    93.75%
                   48 months or more               100.00%

         6.       Forfeiture.

(a) Forfeiture of Option Gain and Unexercised Options if the Optionee Engages in Certain Activities. If, at any time within (1) the term of this Option or
    (2) within 12 months after termination of employment for any reason whatsoever other than termination by the Optionee's employer without Cause, or (3) within 12 months after the Optionee exercises any portion of this Option, whichever is the latest, the Optionee engages in any activity in adverse, contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct related to the Optionee's employment for which either criminal or civil penalties against the Optionee may be sought, (ii) violation of Company policies, including, without limitation, the Company's insider trading policy, (iii) while employed by the Company or Affiliate, serving as a consultant, advisor or in any other capacity to an entity that is, or proposes to be, in competition with or acting against the interests of the Company, (for purposes of this Agreement the entities listed in Exhibit A hereto, which is incorporated herein by reference, are conclusively presumed to be in competition with the Company),
    (iv) employing or recruiting any present, former or future employee of the Company, whether individually or behalf of another person or entity, (v) disclosing or misusing any confidential information or material concerning the Company, or (vi) participating in a hostile takeover attempt, then (1) this Option shall terminate effective as of the date on which the Optionee entered into such activity, unless terminated sooner by operation of another term or condition of this Award Agreement or the Plan, and (2) the Optionee shall immediately pay to the Company any Option Gain realized by the Optionee from exercising all or a portion of this Option. Notwithstanding anything herein to the contrary, for purposes of this Section 6(a) an Optionee will not be deemed to be engaged in an activity that is adverse, contrary or harmful to the Company merely because following the termination of his employment with the Company and all of its Subsidiaries and Affiliates he serves as an employee, consultant or an advisor to an entity that is, or proposes to be, in competition with the Company.


(b) Right of Set-off. If the Optionee owes the Company any amount by virtue of Section 6(a) above, then the Company (or any Subsidiary or Affiliate) may recover such amount by setting it off from any amounts the Company (or any Subsidiary or Affiliate) owes or may owe the Optionee from time to time. By accepting this Option and signing this Award Agreement in the space provided below, the Optionee consents to a deduction of any amount the Optionee may owe the Company by virtue of Section 6(a) above from any amounts the Company (or any Subsidiary or Affiliate) owes or may owe the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee). Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes it, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.

(c) Committee Discretion. The Committee may release the Optionee from the obligations under paragraphs (a) above if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interest of the Company.

(d) Amendment of Exhibit A. The Company retains the right to amend Exhibit A from time to time through the date an Optionee's employment with the Company and all Subsidiaries and Affiliates terminates. A copy of Exhibit A as amended subsequent to the date of this Agreement is available upon written request to the Secretary of the Company.

        7. Other Terms and Conditions. The Committee shall have the discretion to determine such other terms and provisions hereof as stated in the Plan.

        8. Applicable Law. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court of the Eastern Division of the Northern District of Illinois and the Optionee consents to the jurisdiction and venue of those courts.

        9. Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.


        10. Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Optionee shall not operate or be construed as a waiver of any subsequent breach by Optionee.

        11. Survival. Section 6 of this Award Agreement will remain in full force and effect following the termination of the Optionee's employment with the Company and its Subsidiaries and Affiliates for any reason.

        12. Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of the Optionee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Optionee. Notwithstanding anything herein to the contrary, in the event of the merger or consolidation of the Company with any other corporation or corporations, the sale by the Company of a major portion of its assets or of its business and good will, or any other corporate reorganization involving the Company, the Optionee's obligations under Section 6 hereof may be assigned and transferred to such successor in interest.

        13. Construction. This Award Agreement is subject to and shall be construed in accordance with the Plan, the terms of which are explicitly made applicable hereto. Unless otherwise defined herein, capitalized terms in this Award Agreement shall have the same definitions as set forth in the Plan. In the event of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall govern.

OPTIONEE                                     Stratos Lightwave, Inc.

_____________________________                By:________________________________

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                                             Its:_______________________________

                             STRATOS LIGHTWAVE, INC.
                          STOCK OPTION AWARD AGREEMENT

         This agreement dated as of __________, ("Award Agreement"), is entered into by and between Stratos Lightwave, Inc., a Delaware corporation (the "Company") __________ (the "Optionee"). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them by the Stratos Lightwave, Inc. 2000 Stock Plan (the "Plan").

         1. General. The purpose of the Plan is to attract, retain and reward employees, to increase stock ownership and identification with the Company's interests, and to provide incentive for remaining with and enhancing the value of the Company over the long-term. The options evidenced by this Award Agreement ("Options") are nonqualified options granted as of ___________ ("Award Date") pursuant to and subject to all of the provisions of the Plan applicable to Options granted pursuant to Article 6 of the Plan, which provisions are, unless otherwise provided herein, incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms necessary or appropriate to the grant hereof having been made. A copy of the Plan is on file in the offices of the Company.

         2. Grant. The Company hereby grants to the Optionee Options to purchase a total of _________ shares of Common Stock of the Company, exercisable as provided in the vesting schedule set forth in Section 5 below at $______ per share. These Options shall terminate in accordance with Section 6.01 of the Plan, but generally immediately upon termination for Cause, three months after the Optionee's termination of employment for other than Cause, 12 months after the Optionee's death or total disability, or 10 years from the Award Date.

         3.       Exercise.

         (a) Restrictions on Exercise. Notwithstanding anything herein to the contrary, the Options granted hereunder may not be exercised, either in whole or in part, until a registration statement (Form S-8) under the Securities Act of 1933 is in effect with respect to the Plan and the Common Stock issued in connection with Awards under the Plan.

         (b) Exercise Procedure. In order to exercise the Options granted hereunder, the Optionee must give written notice thereof to the Committee, as designated under the Plan, at the Company's corporate headquarters in Chicago, Illinois, in a form approved by the Committee, specifying the number of shares of Common Stock being purchased. Such notice must be accompanied by payment of the Option Price for the share or shares being purchased and this Award Agreement so that appropriate notation can be made thereon to reflect such exercise. Such payment shall be by cash or check payable to the order of the Company, in an amount equal to the Option Price of the shares of Common Stock being purchased; provided, however, that in the discretion of the Committee all or a portion of the Option Price for the share or shares of Common Stock being purchased may also or alternatively be paid by the delivery of shares of Common Stock, the aggregate Fair Market Value of which is equal to the portion of such Option Price being paid by the delivery of shares of Common Stock. Shares of Common Stock which may be used for payment shall include shares which were received by the Optionee upon the exercise of one or more Options and shares which the Optionee directs the Company to withhold, for the purpose of paying the Option Price, from shares which the Optionee would have received upon the exercise of one or more Options.

         4. No Other Rights. Nothing herein contained shall confer on the Optionee any right with respect to continuation of employment by the Company or its Subsidiaries or Affiliates, or interfere with the right of the Company or its Subsidiaries or Affiliates to terminate at any time the employment of the Optionee, or, except as to shares of Common Stock actually delivered, confer any rights as stockholder upon the holder hereof.

         5. Vesting. Subject to Section 6 hereof and the provisions of the Plan, the Options granted hereunder will become exercisable by the Optionee in accordance with the following vesting schedule if the Optionee continues to be employed by the Company (or a Subsidiary or Affiliate thereof) until the specified periods have elapsed from the Award Date of the Options:

                        Number of Months
                        Since Award Date           Vested Percentage
                        ----------------           -----------------
                      fewer than 12 months               0.0%
                           12 months                    50.00%
                           15 months                    62.50%
                           18 months                    75.00%
                           21 months                    87.50%
                       24 or more months               100.00%

         6.       Forfeiture.

         (a) Forfeiture of Option Gain and Unexercised Options if the Optionee Engages in Certain Activities. If, at any time within
                  (1) the term of this Option or (2) within 12 months after termination of employment for any reason whatsoever other than termination by the Optionee's employer without Cause, or (3) within 12 months after the Optionee exercises any portion of this Option, whichever is the latest, the Optionee engages in any adverse, contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct related to the Optionee's employment for which either criminal or civil penalties against the Optionee may be sought, (ii) violation of Company policies, including, without limitation, the Company's insider trading policy, (iii) while employed by the Company or any Subsidiary or Affiliate, serving as a consultant, advisor or in any other capacity to an entity that is, or proposes to be, in competition with or acting against the interests of the Company, (for purposes of this Agreement, including the entities listed in Exhibit A hereto, which is incorporated herein by reference, are conclusively presumed to be in competition with the Company), (iv) employing or recruiting any present, former or future employee of the Company, whether individually or behalf of another person or entity, (v) disclosing or misusing any confidential information or material concerning the Company, or (vi) participating in a hostile takeover attempt, then (1) this Option shall terminate effective as of the date on which the Optionee entered into such activity, unless terminated sooner by operation of another term or condition of this Award Agreement or the Plan, and (2) the Optionee shall immediately pay to the Company any Option Gain realized by the Optionee from exercising all or a portion of this Option. Notwithstanding anything herein to the contrary, for purposes of this Section 6(a), an Optionee will not be deemed to be engaged in an activity that is adverse, contrary or harmful to the Company merely because following the termination of his employment with the Company and all of its Subsidiaries and Affiliates he serves as an employee, consultant or advisor to an entity that is, or proposes to be, in competition with the company.

         (b) Right of Set-off. If the Optionee owes the Company any amount by virtue of Section 6(a) above, then the Company (or any Subsidiary or Affiliate) may recover such amount by setting it off from any amounts the Company (or any Subsidiary or Affiliate) owes or may owe the Optionee from time to time. By accepting this Option and signing this Award Agreement in the space provided below, the Optionee consents to a deduction of any amount the Optionee may owe the Company by virtue of
                  Section 6(a) above from any amounts the Company (or any Subsidiary or Affiliate) owes or may owe the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee). Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes it, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.

         (c) Committee Discretion. The Committee may release the Optionee from the obligations under paragraph (a) above if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interest of the Company.

         (d) Amendment of Exhibit A. The Company retains the right to amend Exhibit A from time to time through the date an Optionee's employment with the Company and all Subsidiaries and Affiliates terminates. A copy of Exhibit A as amended subsequent to the date of this Agreement is available upon written request to the Secretary of the Company.

         7. Other Terms and Conditions. The Committee shall have the discretion to determine such other terms and provisions hereof as stated in the Plan.

         8. Applicable Law. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court of the Eastern Division of the Northern District of Illinois and the Optionee consents to the jurisdiction and venue of those courts.

         9. Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

         10. Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Optionee shall not operate or be construed as a waiver of any subsequent breach by Optionee.

         11. Survival. Section 6 of this Award Agreement will remain in full force and effect following the termination of the Optionee's employment with the Company and its Subsidiaries and Affiliates for any reason.

         12. Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of the Optionee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Optionee. Notwithstanding anything herein to the contrary, in the event of the merger or consolidation of the Company with any other corporation or corporations, the sale by the Company of a major portion of its assets or of its business and good will, or any other corporate reorganization involving the Company, the Optionee's obligations under Section 6 hereof may be assigned and transferred to such successor in interest.

         13. Construction. This Award Agreement is subject to and shall be construed in accordance with the Plan, the terms of which are explicitly made applicable hereto. Unless otherwise defined herein, capitalized terms in this Award Agreement shall have the same definitions as set forth in the Plan. In the event of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall govern.

OPTIONEE                                         Stratos Lightwave, Inc.



_____________________________                    By:____________________________
                                                 Its:_______________________